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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported)      August 2, 2000
                                                    ----------------------------

                               Dean Foods Company
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             (Exact name of registrant as specified in its charter)

          Delaware                      1-08262                 36-0984820
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(State or other jurisdiction     (Commission File No.)         (IRS Employer
     of incorporation)                                      Identification No.)

  3600 N. River Road         Franklin Park, IL                         60131
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code        (847) 678-1680
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          (Former name or former address, if changed since last report)


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Item 5 - Other Events

                   DEAN FOODS ELECTS NEW CORPORATE CONTROLLER



Franklin Park, Illinois - August 1, 2000 - Dean Foods Company (NYSE: DF) today announced that Daniel R. Morrison has been promoted to Vice President and Corporate Controller, effective July 31, 2000. Mr. Morrison will report to Barbara Klein, Vice President, Finance and Chief Financial Officer.

         In his new position, Mr. Morrison will assume responsibility for internal and external financial reporting, financial planning and analysis, supervision of the payroll organization and liaison with Dean's external auditing firm.

         After completing his undergraduate studies at Illinois State University, Mr. Morrison received his MBA from Northwestern University and is also a Certified Public Accountant. Dan held a number of key finance and operations positions at Staley Continental and Itel Corporation before beginning his career at Dean Foods as Group Controller for the Dairy Division. His most recent position prior to the promotion was as Vice President of Finance for the Dairy Division.

         Dean Foods is one of the nation's leading dairy processors and distributors producing a full line of branded and private label products, including fluid milk, ice cream and extended shelf life products, which are sold under the Dean's and other strong regional brand names. Dean Foods is the industry leader in other food products including pickles, powdered non-dairy coffee creamers, aseptically packaged foodservice products, and refrigerated dips and salad dressings.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Dean Foods Company
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                                                     (Registrant)


Date:   August 2, 2000                        /s/  Barbara A. Klein
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                                                   Barbara A. Klein
                                              Vice President Finance and
                                                Chief Financial Officer